UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2016

PERSEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32526	75-1590407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

391 Chipeta Way
Salt Lake City, Utah 84108

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 972-5555

460 West 50 North
Salt Lake City, Utah 84101
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01                      Entry into a Material Definitive Agreement.

As part of its plan to materially reduce expenses, on January 22, 2016, Perseon Corporation (the “Company”) entered into a Sublease Termination Agreement (the “Termination Agreement”) with EnergySolutions, LLC, pursuant to which the Company terminated the lease for the use of its headquarters at 460 West 50 North, Salt Lake City, Utah 84101. While the Company is required to pay $15,000 as part of the Termination Agreement, doing so relieves the Company of a liability of approximately $952,000. The Termination Agreement is effective immediately.

Concurrent with the execution of the Termination Agreement, the Company entered into a lease with KAX Company to lease 2,236 square feet (the “New Lease”) at 391 Chipeta Way, Salt Lake City, UT 84108. The New Lease is a month-to-month lease at $3,919 per month. The New Lease is effective immediately, and the Company will use this new space as its principal executive offices.

 Item 1.02                      Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

 Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Sublease Termination Agreement dated as of January 21, 2016, by and between EnergySolutions, LLC and Perseon Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2016	PERSEON CORPORATION

	By:	/s/ Clinton E. Carnell Jr.
	Name:	Clinton E. Carnell Jr.
	Title:	Principal Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Sublease Termination Agreement dated as of January 21, 2016, by and between EnergySolutions, LLC and Perseon Corporation.